UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 1, 2019

FARMERS & MERCHANTS BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-38084	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 N. Defiance, Archbold, Ohio	43502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the mergers referenced in Item 8.01 below, effective January 1, 2019, Andrew J. Briggs, who had been the Chairman of Limberlost Bancshares, Inc. (“LBI”) and President of Bank of Geneva (“BOG”), has been appointed to the Boards of Directors for both Farmers & Merchants Bancorp, Inc. (the “Company”) and The Farmers & Merchants State Bank, the Company’s wholly owned subsidiary bank (“F&M Bank”). The committees of the Boards of Directors on which Mr. Briggs will serve have not yet been determined. Mr. Briggs has no familial relationship with any other director or executive officer of the Company or F&M Bank and has not engaged in any transactions with such persons, the Company or F&M Bank, other than entering into an letter agreement that establishes an at will employment relationship with F&M Bank under which he will serve as the First Senior Vice President of Business Development, which is not deemed to be an executive officer position of F&M Bank.

Item 8.01. Other Events.

Farmers & Merchants Bancorp, Inc. (the “Company”) announced in a January 2, 2019 press release that on January 1, 2019 it completed the acquisition of Limberlost Bancshares, Inc. (“LBI”) and its subsidiary, Bank of Geneva (“BOG”), both of Geneva, Indiana as a result of the merger of LBI with and into the Company and the merger of BOG with and into The Farmers & Merchants State Bank, the Company’s wholly owned subsidiary bank. BOG reported balance sheet assets of approximately $291 million at September 30, 2018. Following the acquisition, the assets of the Company total approximately $1.5 billion.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99	Press release, dated January 2, 2019, announcing the consummation of the acquisition of Limberlost Bancshares, Inc. and Bank of Geneva

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)
Dated: January 2, 2019	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen
President & Chief Executive Officer
/s/ Barbara J. Britenriker
Barbara J. Britenriker
Executive Vice President & Chief Financial Officer